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                                                                    EXHIBIT 21.1


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              LIST OF SUBSIDIARIES
                              --------------------
Name of Subsidiary                Jurisdiction of              Ownership
------------------                Incorporation                ---------
                                  -------------
PSDI International                Delaware                        (1)
Software, Inc.
PSDI Security Corporation         Massachusetts                   (1)
PSDI International                Delaware                        (2)
Holdings, Inc.
PSDI Export, Inc.                 Barbados                        (2)
PSDI (UK) Limited                 United Kingdom                  (2)
PSDI Canada Limited               Canada                          (2)
PSDI France S.A.R.L.              France                          (2)
PSDI Australia Pty.               Australia                       (2)
Limited
PSDI Deutschland, GmbH            Germany                         (2)
PSDI Europe Ltd.                  United Kingdom                  (2)
PSDI Espana S.A.                  Spain                           (2)
PSDI Benelux NV                   Netherlands                     (2)
PSDI Norden AB                    Sweden                          (2)
PSDI Japan K.K.                   Japan                           (2)
PSDI (Thailand) Limited           Thailand                        (2)
PSDI India Private Limited        India                           (2)
PSDI Brasil Ltda.                 Brazil                          (3)
PSDI Hong Kong Limited            Hong Kong                       (2)
PSDI Mexico S.A. de C.V.          Mexico                          (3)
PSDI Computer Software            China                           (1)
Development (Shanghai) Co.
Ltd.
PSDI Italia s.r.l.                Italy                         (1 & 2)
MRO.com, Inc.                     Delaware                        (1)
MRO.com, Limited                  United Kingdom                  (4)
MRO.com, Limited                  Canada                          (4)
MRO.com Pty Limited               Australia                       (4)
MRO.com (Asia) Limited            Hong Kong                       (4)


(1) All of the outstanding capital stock is owned by Project Software & Development, Inc.


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(2)      All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by PSDI International Software, Inc.

(3) 4,950 shares are owned by PSDI International Software, Inc. and 50 shares are owned by PSDI International Holdings, Inc.

(4)      All outstanding capital stock is owned by MRO.com, Inc.